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                                                                    EXHIBIT 11.1

                                TALX CORPORATION AND SUBSIDIARIES

                      Statement Regarding Computation of Earnings Per Share

                      Three Months and Years Ended March 31, 2000 and 1999




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

                                                          Three Months Ended
                                                              March 31,            Year Ended March 31,
                                                       -----------------------   -------------------------
                                                          2000        1999         2000           1999
                                                       ----------   ----------   ----------    -----------
      Basic Earnings Per Share:

      Actual shares outstanding - beginning of year ..  5,602,590    5,468,702    5,505,017    5,316,032
      Weighted average number of common shares
        issued (1)....................................      5,232       26,268       54,955       85,313
                                                       ----------   ----------   ----------   ----------
      Weighted average number of common shares
        outstanding - end of year ....................  5,607,822    5,494,970    5,559,972    5,401,345
                                                       ==========   ==========   ==========   ==========

      Net earnings:
        Continuing operations......................... $  668,000   $  421,000   $2,767,000   $  402,000
        Gain on disposal of discontinued operations...    117,000          -        117,000          -
                                                       ----------   ----------   ----------   ----------
          Net earnings................................ $  785,000   $  421,000   $2,884,000   $  402,000
                                                       ==========   ==========   ==========   ==========

      Basic earnings per common share:
        Continuing operations......................... $     0.12   $     0.08   $     0.50   $     0.07
        Gain on disposal of discontinued operations...       0.02          -           0.02          -
                                                       ----------   ----------   ----------   ----------
          Net earnings................................ $     0.14   $     0.08   $     0.52   $     0.07
                                                       ==========   ==========   ==========   ==========

      Diluted Earnings Per Share:

      Actual shares outstanding - beginning of period.  5,602,590    5,468,702    5,505,017    5,316,032
      Weighted average number of common shares
        issued (1) ...................................    135,242       83,596      152,595      203,403
                                                       ----------   ----------   ----------   ----------
      Weighted average number of common shares
        outstanding - end of period...................  5,737,832    5,552,298    5,657,612    5,519,435
                                                       ==========   ==========   ==========   ==========

      Net earnings:
        Continuing operations......................... $  668,000   $  421,000   $2,767,000   $  402,000
        Gain on disposal of discontinued operations...    117,000          -        117,000          -
                                                       ----------   ----------   ----------   ----------
          Net earnings................................ $  785,000   $  421,000   $2,884,000   $  402,000
                                                       ==========   ==========   ==========   ==========

      Diluted earnings per common share:
        Continuing operations......................... $     0.12   $     0.08   $     0.49   $     0.07
        Gain on disposal of discontinued operations...       0.02          -           0.02          -
                                                       ----------   ----------   ----------   ----------
          Net earnings................................ $     0.14   $     0.08   $     0.51   $     0.07
                                                       ==========   ==========   ==========   ==========

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(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.


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